UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J L Z Q  H o l d i n g s  L i m i t e d

(Exact name of Registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Unit 684, 68 Smith Rd

George Town, Grand Cayman, NH6-1127

Cayman Islands

TEL:+44 07650038998

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Date: January 12, 2026

Preliminary Prospectus

Ordinary Shares

JLZQ Holdings Limited

We are offering 5 million ordinary shares. This is the initial public offering of ordinary shares of JLZQ Holdings Limited. The offering price of our ordinary shares in this offering is expected to be $4 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “JLZQ”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company.

	PER SHARE		TOTAL
Initial public offering price		$4.00	$20,000,000.00
Underwriting discounts and commissions(1)
Proceeds, before expenses, to us	$

(1) Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

● “Common Shares” or “our shares” refer to common shares of JLZQ Holdings Limited;

● “the Company,” “we,” “us,” “our” and “JLZQ” refer to JLZQ Holdings Limited, a Cayman Islands exempted company.

● “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” refer to United States Dollars;

● “SEC” refers to the Securities and Exchange Commission;

● “U.S. GAAP” refers to generally accepted accounting principles in the United States;

● “Cayman Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

● our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;

● risks inherent in an SERVICES-PREPACKAGED SOFTWARE business;

● our ability to develop and market new products;

● the continued market acceptance of our products;

● exposure to product liability claims and actions;

● risks associated with product recalls;

● the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

● our ability to manage operations-related risk;

● our expectations and management of future growth;

● our expectations concerning relationships with third parties;

● the impact of COVID-19 on the Company;

● our ability to maintain, protect and enhance our intellectual property;

● our ability to successfully acquire and integrate companies and assets;

● the increased expenses associated with being a public company;

● exposure to product liability and defect claims;

● protection of our intellectual property rights;

● damage to our reputation due to negative publicity;

● changes in the laws that affect our operations;

● inflation and fluctuations in foreign currency exchange rates;

● our ability to obtain all necessary government support;

● certifications, approvals, and/or licenses to conduct our business;

● continued development of a public trading market for our securities;

● the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

● risks related to our international operations;

● risks associated with expansion into new jurisdictions;

● managing our growth effectively;

● fluctuations in operating results;

● emerging market risks;

● global economy risks;

● our ability to maintain and enhance our market position;

● our ability to obtain and maintain adequate insurance coverage;

● our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

● our ability to continue to develop new technologies and/or upgrade our existing technologies;

● dependence on our senior management and key employees;

● our ability to maintain the listing of our securities on Nasdaq;

● our ability to continue to develop new technologies and/or upgrade our existing technologies; and

● other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares.

OUR BUSINESS

Overview of Our Company

We are a comprehensive digital services provider powered by artificial intelligence and big data technologies. Our business is built around a core operating framework of traffic acquisition, intelligent conversion, service and physical business delivery, and commercial monetization. Through this framework, we have established a multi-layered business ecosystem serving both consumer and enterprise markets. Our customer base includes individual consumers, chain and brick-and-mortar businesses, as well as individual and institutional entrepreneurs.

Through continuous investment in technology development and ongoing business innovation, we have developed a diversified service platform covering consumer services, content operations, physical business enablement, and entrepreneurship support. Over time, we have formed a data-driven, platform-based, and modular operating model designed to enhance customer acquisition efficiency, reduce operating costs, and promote the scalable deployment of digital solutions across a broad range of commercial applications.

Our Organizational Structure

Our business

The Company has established a multi-layered and synergistic business system centered on digital consumer services, content and local lifestyle services, as well as entrepreneurship and enterprise enablement services. By integrating technology and data capabilities, the Company has achieved a closed-loop operational model covering user traffic acquisition, content conversion, and service delivery.

The Company currently operates through three core business segments:

1. Genie Spring – CPS-Based Comprehensive Consumer Services Platform

The Company operates a comprehensive consumer services platform based on the CPS (Cost-Per-Sale) model, covering a wide range of consumption scenarios including online shopping, food delivery, transportation, accommodation, and other lifestyle services. Users who complete transactions through the Company’s platform may receive discounts or incentives, while the Company generates revenue through commission-sharing arrangements with third-party platforms.

In addition, the Company leverages this platform as a key traffic entry point and has gradually expanded into offline businesses by developing franchise operations, primarily in the beauty and personal care sector, together with the production and sale of related products. This expansion is intended to increase customer lifetime value and enhance revenue stability.

2. Genie Q Honey – Integrated Knowledge-Based Content and Local Lifestyle Services Platform

The Company also operates a platform that integrates paid digital content services and local lifestyle services. Through digital content offerings, the Company attracts users and promotes conversion into local consumption scenarios. This platform includes online educational content, local merchant onboarding, and group-buying services, and further extends into physical franchise businesses in the food and beverage, retail, and consumer goods sectors.

The Company provides unified digital middle-office systems to both self-operated and franchised stores, supporting operational management, improving store efficiency, and enhancing scalability and replicability of its business model.

3. Planet X Genie – Comprehensive Entrepreneurship and Enterprise Services Platform

The Company provides integrated entrepreneurship and enterprise enablement services to corporate clients and individual entrepreneurs. Focusing on core needs such as customer acquisition, conversion optimization, operational management, and business model design, the Company delivers systematic and modular solutions.

This business segment leverages artificial intelligence technologies to automate content generation, traffic distribution, and private-domain operations. Monetization is achieved through service fees, consulting revenues, and revenue-sharing arrangements with ecosystem partners.

The Industry

Industry analysis

(1) Basic industry information

The industry in which the Company operates covers multiple sectors, including artificial intelligence, big data applications, digital services, and the platform economy. With the continuous development of the digital economy, both enterprises and individual consumers are increasingly demanding high-efficiency, low-cost, and measurable digital solutions, which has accelerated the adoption of AI- and data-driven service models across a wide range of scenarios, including consumer services, content platforms, marketing, and enterprise solutions.

Against this backdrop, platform-based companies that integrate technology capabilities, content resources, and commercial service functions have gradually become key participants in the industry.

(2) Development of the Industry

The development of artificial intelligence and big data technologies has progressed through several stages, including improvements in basic computing power, advancements in algorithmic models, and the commercialization of practical applications.

In the early stages, these technologies were primarily used for data analysis and basic recommendation systems. With the advancement of cloud computing, increased computing power, and continuous optimization of algorithmic models, AI and big data technologies have begun to deliver greater value in areas such as user profiling, behavioral analysis, and intelligent matching.

During this technological evolution, the Company has progressively integrated AI and big data capabilities into key business scenarios, including user traffic analysis, content matching, consumption conversion, and service recommendations. Through a platform-based approach, the Company has achieved scalable deployment of these technologies to support its commercial service operations.

(3) Current Status of the Industry

At present, AI and big data technologies are transitioning from general-purpose applications to deep vertical industry use cases. Enterprises are increasingly focused on the practical business impact of these technologies, including improvements in customer acquisition efficiency, conversion rates, and operating cost optimization.

Currently, the Company primarily applies AI and big data technologies in the following areas:

● User behavior analysis and profile development

● Intelligent matching of content and consumption scenarios

● Traffic distribution and conversion efficiency optimization

● Data-driven decision-making for enterprise and entrepreneurship services

Through the deep integration of technology and business operations, the Company continues to enhance platform efficiency and strengthen the scalability and replicability of its service offerings.

Our Competitive Strengths

(1) Multi-Business Synergistic Ecosystem

The Company has established a diversified business structure serving both consumer and enterprise markets. This multi-business framework enables synergies across traffic acquisition, data resources, and service capabilities, enhancing overall operational efficiency and value creation.

(2) AI- and Data-Driven Business Model

The Company integrates artificial intelligence and big data capabilities into its core business processes, which improves user matching efficiency and enhances service effectiveness. This data-driven approach supports more precise decision-making and optimized resource allocation.

(3) Platform-Based and Modular Service Capabilities

Through modular service design, the Company is able to deliver flexible and scalable solutions tailored to the specific needs of different customer segments. This structure supports efficient customization while maintaining operational consistency.

(4) Diversified Revenue Streams

The Company generates revenue from multiple sources, including commission-based income, paid content services, service fees, and revenue-sharing arrangements. This diversified revenue structure helps enhance business stability and reduce reliance on any single revenue source.

Our Challenges

(1) Intensifying Industry Competition

With the increasing adoption of artificial intelligence and digital services, the number of market participants continues to grow, resulting in a more competitive industry environment. Heightened competition may place pressure on pricing, customer acquisition, and market share.

(2) Ongoing Investment Requirements in Technology

Artificial intelligence and big data technologies evolve rapidly. To maintain competitiveness, the Company must continue to invest in research and development, which may increase operating expenses and impact short-term profitability.

(3) Rising Customer Acquisition and Retention Costs

Overall traffic acquisition costs across digital platforms have increased, placing higher demands on operational efficiency. Rising marketing and user retention costs may affect the Company’s ability to acquire and retain customers at an efficient cost.

Our Weaknesses

The Company is currently in a stage of continued business expansion. Compared to leading platforms in the industry, the Company remains at a relatively early development stage in terms of user scale, revenue size, and brand recognition. Certain business models rely on third-party platforms and overall market conditions. Changes in platform policies or fluctuations in the market environment may adversely affect the Company’s business development and operating results.

In addition, the Company’s current operations are primarily concentrated in certain geographic regions, and a nationwide market presence has not yet been fully established. The relatively high level of regional concentration may, to some extent, limit the pace of market expansion and overall performance growth. Furthermore, the Company’s brand influence is mainly concentrated in the domestic market, and its level of internationalization remains limited. The Company currently lacks substantial experience in overseas market operations, which may constrain its ability to compete effectively in international markets in the short term.

As the Company continues to expand its business scale, investments in technology development, marketing initiatives, and talent recruitment are expected to increase, resulting in higher capital requirements. If future financing conditions become less favorable or capital raising efforts do not meet expectations, the Company’s growth trajectory and strategic implementation may be adversely affected.

Our Strategies

(1) Technology-Driven Innovation and Product Enhancement

We intend to continuously strengthen the application of artificial intelligence and data analytics across our core businesses. The Company plans to increase investment in research and development, build a specialized technical team, and closely track industry technology trends to drive continuous innovation and product upgrades. We will focus on enhancing AI applications in public traffic acquisition, private-domain operations, and viral growth mechanisms, and introduce new products and services that meet evolving market demand to strengthen our technological competitiveness.

(2) Business Structure Optimization and Platform Development

We plan to further optimize our physical franchise system and digital middle-office infrastructure to improve standardization and scalability. The Company will prioritize high-efficiency, high-retention business modules to enhance revenue quality and operational stability. At the same time, we will steadily advance platform-based and scalable development to strengthen business synergy and overall operating efficiency.

(3) Market Expansion and International Development

The Company intends to accelerate nationwide market expansion through the establishment of regional offices, development of agency networks, and expansion of online sales channels to increase market coverage. In parallel, we plan to explore international markets, accumulate overseas operational experience, and gradually enhance brand globalization to support long-term growth.

(4) Customer Service and User Operations

We aim to further deepen our understanding of customer needs and strengthen customer relationship management. The Company will provide personalized and customized service solutions to different customer segments. We will continue to enhance our after-sales service system to improve service quality, response efficiency, and customer satisfaction, thereby strengthening long-term customer loyalty.

(5) Talent Development and Recruitment

The Company plans to establish a structured talent development framework, strengthen internal training programs, and continuously improve employees’ professional skills and comprehensive capabilities. At the same time, we intend to implement competitive recruitment policies to attract multidisciplinary industry professionals, providing sustainable human capital support for long-term development.

(6) Strategic Partnerships and Ecosystem Development

We will actively pursue strategic partnerships with major internet platforms, physical enterprises, industry associations, and financial institutions to integrate resources and achieve complementary advantages. Through such partnerships, we aim to expand our business scope, enhance brand visibility, mitigate capital pressure, and jointly explore new market opportunities.

(7) Brand Development and Market Positioning

The Company will continue to strengthen brand development through participation in industry exhibitions, organization of branding activities, and enhanced media outreach to improve brand recognition and reputation. We will focus on building a professional, innovative, empowering, and collaborative brand image to enhance overall market competitiveness.

Products and Services

(1) Integrated CPS-Based Consumer Services Platform

(2) Lifestyle Beauty Franchise Stores and Related Products

(3) Scalp Therapy and Hair Care Franchise Stores and Related Products

(4) Technology-Enabled Facial Cleansing Franchise Stores and Related Products

Primary Consumer Groups for Products and Services

1. Individual Consumers

This group primarily consists of individual users with established online consumption habits and familiarity with digital services. These users focus on cost-effectiveness, convenience, and service experience. They participate in daily consumption activities, content services, and product purchases through the Company’s platform and represent a core component of the Company’s consumer services and traffic ecosystem.

2. Consumers Focused on Technology-Driven Beauty and Wellness

This customer group generally demonstrates a strong acceptance of technology-enabled beauty services, health management solutions, and wellness products. They place emphasis on service professionalism, product quality, and standardized service processes. Through its technology-driven beauty franchise stores, wellness and functional products, and digital management systems, the Company provides standardized and scalable service and product offerings to meet the needs of this customer segment.

3. Physical Merchants and Chain Operators

This group includes brick-and-mortar service providers, food and beverage operators, retail merchants, beauty service providers, and related businesses. These customers primarily leverage the Company’s platform to acquire user traffic, improve customer acquisition efficiency, and optimize store operations and management through the Company’s digital systems and operational tools.

4. Corporate Clients and Individual Entrepreneurs

This group includes small and medium-sized enterprises, early-stage companies, and individual entrepreneurs. These customers primarily utilize the Company’s entrepreneurship and enterprise services to seek support in customer acquisition, conversion optimization, operational management, and business model design, aiming to reduce startup and operating costs and improve overall business efficiency.

Key Drivers of Consumer Purchasing Decisions

1. Cost Efficiency Advantages

Through platform-based operations and technology-enabled solutions, the Company provides cost-effective services to consumers, merchants, and entrepreneurs. These solutions help reduce customer acquisition costs, operating expenses, and overall consumption spending.

2. Integrated Platform and Convenience

The Company integrates consumption services, digital content, offline services, and entrepreneurship support into a unified platform ecosystem, reducing the need for customers to switch between multiple channels and improving overall efficiency and user experience.

3. Technology- and Data-Driven Service Capabilities

The Company applies artificial intelligence and big data technologies to user matching, content recommendation, traffic distribution, and operational management, enhancing service precision and practical effectiveness.

4. Replicable and Scalable Business Model

For merchants and entrepreneurs, the Company provides modular services and digital systems that are highly replicable, enabling rapid business deployment and scalable expansion.

5. Diversified Monetization and Revenue Opportunities

Consumers may benefit from discounts and incentive mechanisms when making purchases, while merchants and entrepreneurs can expand revenue sources through platform traffic, digital tools, and business enablement services.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

● may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

● are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

● are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

● are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

● are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

● will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

● We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

● We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

● We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

● We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

● We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Issuer	JLZQ Holdings Limited

Securities Being Offered	5,000,000 ordinary shares

Offering Price	We expect that the initial public offering price will be US$4.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before	Ordinary Shares
This Offering

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	Approximately 15% will be used for product development and iteration;
Approximately 15% will be used to build the upstream and downstream ecosystem;
Approximately 15% will be used for market research and expansion;
Approximately 15% will be used for online and offline media promotion;
Approximately 10% will be used for talent team building;
Approximately 5% will be used for user expansion and customer acquisition;
Approximately 15% will be used for building directly operated stores;
Approximately 10% will be used for other working capital.

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JLZQ” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See“Underwriting”for additional information.

Risk factors	See“Risk Factors”for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

SERVICES-PREPACKAGED SOFTWARE service is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the marriage and love intermediary market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the e-commerce market is critical to increasing the quantity and depth of engagement of sellers and buyers with our products and service, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both online and offline media, aimed at increasing the visibility of our business, the attractiveness of our products for our sellers and buyers. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our products, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave us, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our XIYUANJI brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We face numerous competitors, including not only other online companies in the same industry but also offline brick-and-mortar stores and a large and fragmented number of retailers. We compete with these existing and potential competitors for both sellers and buyers. Sometimes, our buyers may decide not to purchase our products for various reasons. Our sellers may also switch to using our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside Cayman, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

Our strategic investments or acquisitions may be unsuccessful.

We may acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our commercial agents or employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced misconduct by employees and commercial agents in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Risks Related To Our Corporate Structure

We are incorporated in Cayman Islands and subject to relevant Cayman Islands laws.

We are a Cayman Islands company, and our affairs are governed by our memorandum and articles of association and the Companies Act (2022 Revision) of the Cayman Islands, which is referred to as the Companies Act below.

As part of our Group strategy to expand our capabilities and acquire technological advantages, the Cayman Islands statutory merger by large is widely adopted method to effect a takeover, acquisition or business combination of a Cayman Islands company since its introduction in 2009. Amongst the available Cayman Islands merger mechanisms, the statutory merger has the lowest approval threshold (two-thirds majority of each merging company’s shareholders attending the meeting who are entitled to vote, unless higher as may be specified in the articles of association) and no court procedure is involved.

Cayman Islands companies limited by shares and overseas companies are entitled to implement a merger or consolidation under the statutory merger regime (in relation to overseas companies, provided such merger or consolidation is permitted or not prohibited by the laws of their home jurisdiction).

We are incorporated under the law of the Cayman Islands and conduct substantially all of our operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. All of our assets are located, and all of our officers and directors reside, and all of the assets of such persons are located, outside the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Shareholders of Cayman Islands exempted companies like you have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, a list of the current directors of the company and the register of mortgages and charges) or to obtain copies of lists of shareholders of these companies. Our directors will have discretion under the memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but we are not obliged to make them available to the shareholders (subject to limited circumstances in which an inspector may be appointed to report on our affairs). This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors ’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

● our operating and financial performance;

● quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

● the public reaction to our press releases, our other public announcements and our filings with the SEC;

● strategic actions by our competitors;

● changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

● speculation in the press or investment community;

● the failure of research analysts to cover our Ordinary Shares;

● sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;

● changes in accounting principles, policies, guidance, interpretations or standards;

● additions or departures of key management personnel;

● actions by our shareholders;

● domestic and international economic, legal and regulatory factors unrelated to our performance; and

● the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

● limited availability for market quotations for our securities;

● reduced liquidity with respect to our securities;

● limited availability for market quotations for our securities;

● reduced liquidity with respect to our securities;

● a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

● limited amount of news and analyst coverage; and

● a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

● actual or anticipated fluctuations in our revenue and other operating results;

● the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

● actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

● announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

● price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

● lawsuits threatened or filed against us; and

● other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

● local economic, inflation and political conditions;

● government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;

● estrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;

● business licensing or certification requirements;

● limitations on the repatriation and investment of funds and foreign currency exchange restrictions;

● limited fulfillment and technology infrastructure;

● potential impact of the COVID-19 pandemic on our business operations and the economy in globally;

● shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;

● laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;

● lower levels of use of the Internet;

● difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;

● different employee/employer relationships and the existence of works councils and labor unions;

● differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;

● compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;

● laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and

● geopolitical events, including pandemic, war and terrorism.

Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $ million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $4.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $ increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Product development and iteration		15%
Build the upstream and downstream ecosystem		15%
Market research and expansion		15%
Online and offline media promotion		15%
Talent team building		10%
Expansion and customer acquisition		5%
Building directly operated stores		15%
Other working capital		10%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

CORPORATE HISTORY AND STRUCTURE

CORPORATE HISTORY

The Company operates under the brand name “Planet X Genie.” Leveraging its accumulated experience in cooperation with major internet platforms and in brick-and-mortar store operations, the Company has provided services to more than 50,000 customers and has gradually developed into a comprehensive entrepreneurship service platform with a growing presence in the industry.

The Company has previously served as a core service partner to several large internet platforms, accumulating practical experience in traffic acquisition, content distribution, and online operations. Through long-term project execution, the Company has established a systematic understanding of internet traffic mechanisms and the online transformation of physical businesses, laying a foundation for subsequent business expansion.

Building on this foundation, the Company has continued to increase investment in digital transformation of physical stores, artificial intelligence tool development, and intelligent customer acquisition systems, promoting deep integration of technological capabilities with business scenarios. At present, the Company has developed a relatively mature business framework and has established certain competitive advantages in technology enablement and service delivery.

CORPORATE STRUCTURE

JLZQ Holdings Limited is a Cayman Islands company that holds 100% of our company’s shares and is the issuer of the ordinary shares described in this prospectus. Prior to this offering and the transactions described below, the original equity holder was Xiamen Customized Elf Technology Co., Ltd.

Xiamen Customized Elf Technology Co., Ltd. is a Chinese company incorporated in the People’s Republic of China (or “PRC”), and its initial equity owner was JLZQ Holdings Limited.

Our mission

I. Our Culture

Guided by a core philosophy of “Technology + Service,” the Company upholds a culture centered on innovation, empowerment, and mutual growth. We encourage our team to actively explore new technologies and business models and are committed to delivering comprehensive, high-quality services to our customers. At the same time, we place strong emphasis on building long-term, stable, and mutually beneficial relationships with our partners, employees, and entrepreneurs, fostering a collaborative and positive organizational environment.

II. Our Vision

Our vision is to become a comprehensive digital services platform driven by artificial intelligence and big data technologies. Through continuous technological innovation and business optimization, we aim to promote the widespread application of digital capabilities across diverse scenarios, including consumer services, physical commerce, and entrepreneurship support.

We are committed to lowering the barriers to digital transformation, enabling more enterprises, merchants, and individual entrepreneurs to access technology capabilities more efficiently and at lower cost, thereby improving business efficiency and supporting sustainable development.

III. Our Values

(1) Technology-Driven

We regard artificial intelligence and data capabilities as the core foundation of our business development and continuously promote the deep integration of technology with real-world business applications.

(2) Customer-Oriented

We focus on the genuine needs of users, merchants, and partners and enhance long-term service value through systematic and scalable solutions.

(3) Prudent Growth

While pursuing business growth, we emphasize compliance, risk management, and sustainable development, avoiding short-term actions that may undermine long-term value creation.

(4) Collaborative Ecosystem

We actively cultivate an open collaboration ecosystem, sharing technological capabilities and development opportunities with our partners to achieve mutual benefits and collective growth.

(5) Long-Term Commitment

We remain committed to long-term value creation through continuous investment in technology, products, and organizational development, contributing to both corporate and social value enhancement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

The impact of the COVID-19 pandemic on businesses

The COVID-19 pandemic and related prevention and control measures have had a broad impact on the macroeconomic environment, consumer behavior, and business operations during certain periods. Although the impact has gradually eased following adjustments to public health policies, the Company continues to face uncertainties that have been caused or intensified by the pandemic.

For JLZQ Holdings Limited, the potential impacts of COVID-19 on our business include, but are not limited to, the following:

1. Impact on Consumer and Offline Businesses

During the pandemic, offline consumption activities and the operation of physical stores were restricted in certain regions, which may have had a temporary adverse effect on the expansion pace and operating performance of the Company’s franchise businesses and related product sales. Although the Company mitigated part of the impact through digital tools and online channels, these businesses may still be affected by changes in consumer confidence and fluctuations in the offline operating environment.

2. Impact on Customer Demand and Business Momentum

The pandemic may have caused certain corporate clients and individual entrepreneurs to adopt a more cautious approach to investment, expansion, and business decisions, which could affect customer demand and contract execution for the Company’s enterprise services and entrepreneurship enablement businesses.

3. Impact on Operations and Management

Travel restrictions, limited personnel mobility, and remote working arrangements during the pandemic may have created challenges for business development, customer communications, partner collaboration, and internal management. Although the Company has maintained business continuity through digital management systems and online collaboration tools, such arrangements may have affected operational efficiency to some extent.

4. Macroeconomic and Uncertainty Risks

The long-term impact of COVID-19 on the macroeconomic environment, supply chain stability, and consumer spending capacity remains uncertain. Any future resurgence of the pandemic or similar public health events could adversely affect the Company’s business development, financial condition, and operating results.

Management’s discussion and analysis of the company’s operating performance

Management believes that the Company’s current operating condition remains generally stable and that the Company is in a stage of continuous business structure optimization and capability enhancement. Centered on an artificial intelligence and big data-driven digital services framework, the Company has gradually established a diversified business layout covering consumer services, offline businesses, and enterprise and entrepreneurship services.

In the course of operations, the Company advances its business development through a platform-based and modular approach, focusing on improving operational efficiency, reducing unit service costs, and enhancing the replicability of its business model. Management continues to emphasize business quality and risk control and carefully evaluates the impact of changes in the market environment on operating pace and resource allocation while pursuing business expansion.

Management believes that the Company’s business is, to a certain extent, influenced by macroeconomic conditions, changes in consumer behavior, and industry competition. In response to these factors, the Company strengthens its technological capabilities, optimizes its product and service structure, and improves organizational coordination efficiency to enhance overall operational flexibility and risk resilience.

As of the date hereof, management believes that the Company’s current operating activities are sufficient to support its existing business operations. However, future operating performance will continue to depend on changes in market demand, the effectiveness of technology investments, and the Company’s execution capabilities.

Management’s analysis of the industry’s history and future trends

(I) Analysis of Industry Historical Development

The digital services industry driven by artificial intelligence and big data has evolved from an early stage focused primarily on information systems and basic data processing to more advanced intelligent, platform-based, and scenario-driven applications.

In the early stages of industry development, these technologies were mainly used to improve information processing efficiency and basic operational management capabilities. With continuous improvements in computing power, expansion of data scale, and advancement of algorithmic models, artificial intelligence and big data technologies have gradually penetrated core commercial functions such as user analytics, content recommendation, marketing conversion, and operational management, driving digital services to transition from auxiliary tools to core business capabilities.

Management believes that this industry evolution has created sustained growth opportunities for companies with strong technology integration capabilities and proven ability to implement solutions across real-world business scenarios.

(II) Analysis of Future Industry Trends

Management expects that artificial intelligence and big data technologies will continue to deepen their application across vertical industries and specific use cases. Enterprises and merchants are increasingly focused on the practical effectiveness, cost efficiency, and sustainability of digital solutions, rather than on technology alone.

In consumer services, physical commerce, and entrepreneurship support sectors, management anticipates the following trends:

● Continued growth in demand for digital customer acquisition and intelligent operations;

● Gradual replacement of fragmented, labor-intensive operational models with platform-based and system-driven solutions;

● Increasing integration of technology enablement and service delivery as a primary development direction for the industry.

Management believes that while the industry remains in a growth stage, the increasing number of market participants may intensify competition. At the same time, this competition is expected to promote industry maturity and broader adoption of digital solutions.

(III) Management’s Overall Assessment

Based on the historical evolution of the industry and anticipated future trends, management believes that the industry in which the Company operates offers long-term growth potential, while remaining subject to uncertainties arising from technological advancements, competitive dynamics, and changes in the macroeconomic environment.

The Company will continue to monitor industry developments while maintaining prudent operations and will adjust its development strategies as appropriate in response to changing market conditions.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Chen Wei	51	Chairman
Shi Xumei	45	Chief Financial Officer
Xing Wen	38	Chief Marketing Officer
Zhong Qiubin	30	Chief Operating Officer

Introduction

Mr. Chen Wei, the Company’s founder, has over 30 years of experience across physical industries, digital technology, and business strategy. He holds academic backgrounds in architecture, business administration (Master’s degree from the University of London), and computer science, and has obtained multiple professional certifications. Mr. Chen has previously provided professional services to a number of domestic and international listed companies and, in the early stage of China’s internet development, served as a system service partner to major platforms including Alipay, Focus Media Wireless, UFIDA Mobile, and Renren. Through these roles, he accumulated extensive experience in digital marketing, traffic operations, and platform ecosystem development.

In recent years, Mr. Chen has focused on artificial intelligence applications and digital transformation of physical businesses, leading the Company’s strategic in AI tool development and intelligent customer acquisition systems. Management believes that his long-term industry experience, cross-sector resource integration capabilities, and forward-looking strategic vision provide strong support for the Company’s continued growth and innovation.

Ms. Shi Xumei currently serves as the Company’s Chief Financial Officer and has over 30 years of experience in financial management. She holds a bachelor’s degree in finance and economics from Hunan University of Finance and Economics and has completed systematic professional training through industry organizations, obtaining junior, intermediate, and senior professional accounting certifications. Ms. Shi began her career in the finance department of a state-owned manufacturing enterprise and later held positions including accountant, senior accountant, and chief financial officer at a large manufacturing company, gaining extensive experience in financial management and internal control systems. She subsequently served as CFO of an environmental technology company, where she was responsible for overall financial management and capital planning.

Since joining the company, Ms. Shi has been responsible for the Company’s financial management, budgeting, capital management, and compliance systems. Management believes that her extensive professional experience and leadership provide a strong foundation for the Company’s financial stability and sustainable development.

Mr. Xing Wen currently serves as the Company’s Marketing Director and is responsible for market strategy development, sales system construction, and sales team management. Mr. Xing graduated from Chongqing Industry Polytechnic College and has more than 10 years of experience in sales and market management. Since joining the Company, Mr. Xing has worked closely with the founder and core management team and has been deeply involved in the Company’s business development and market expansion. He has served a large number of corporate and individual clients and accumulated extensive frontline sales experience.

During his tenure, Mr. Xing has participated in building and managing the Company’s sales organization and establishing standardized sales processes, significantly improving team execution efficiency and customer service capabilities. Management believes that his experience in sales management and team leadership provides important support for the Company’s market expansion and revenue growth.

Mr. Zhong Qiubin currently serves as the Company’s Director of Operations and has many years of experience in internet operations and local lifestyle services. Mr. Zhong graduated from Xiamen Xingcai Vocational and Technical College. He began his career in internet operations, where he accumulated solid hands-on experience in frontline execution. Mr. Zhong previously worked at Xiamen Sankuai Online Technology Co., Ltd., where he was responsible for regional operations management and was deeply involved in merchant development, user growth, and campaign execution within the local lifestyle services sector. He later joined Xiamen Jingpai Interconnect Technology Co., Ltd. as Director of Operations, where he participated in building the Company’s operational systems and overseeing the execution of various business strategies.

Since joining the company, Mr. Zhong has continuously optimized operational processes based on the Company’s business characteristics and improved overall operational efficiency. Management believes that his practical experience in regional operations, team management, and business coordination provides important support for the Company’s operational system development and sustainable business growth.

Board of Directors

Our board of directors will consist of two directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nomination and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee

The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

● appointing or removing the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditor;

● setting clear hiring policies for employees or former employees of the independent auditor;

● reviewing with the independent auditor any audit problems or difficulties and management’s response;

● reviewing and approving all related-party transactions;

● discussing the annual audited financial statements with management and the independent auditor;

● discussing with management and the independent auditor major issues regarding accounting principles and financial statement presentations;

● reviewing analyzes or other written communications prepared by management or the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

● reviewing with management and the independent auditor the effect of key transactions, related-party transactions and off-balance sheet transactions and structures;

● reviewing with management and the independent auditor the effect of regulatory and accounting initiatives;

● reviewing policies with respect to risk assessment and risk management;

● reviewing our disclosure controls and procedures and internal control over financial reporting;

● reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company;

● establishing procedures for the receipt, retention and treatment of complaints we received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

● periodically reviewing and reassessing the adequacy of our audit committee charter;

● evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing and approving the internal audit plan; and

● reporting regularly to the board of directors.

Compensation Committee

Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our executive officers. The compensation committee is responsible for, among other things:

● reviewing and approving, or recommending to the board for its approval, the compensation of our executive officers;

● reviewing and evaluating our executive compensation and benefits policies generally;

● in consultation with our chief executive officer, periodically reviewing our management succession planning;

● reporting to our board of directors periodically;

● evaluating its own performance and reporting to our board of directors on such evaluation;

● periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our board of directors; and

● selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination and corporate governance committee is responsible for, among other things:

● identifying and recommending to the board of directors qualified individuals for membership on the board of directors and its committees;

● evaluating, at least annually, its own performance and reporting to the board of directors on such evaluation;

● leading our board of directors in a self-evaluation to determine whether it and its committees are functioning effectively;

● reviewing the evaluations prepared by each board committee of such committee’s performance and considering any recommendations for proposed changes to our board of directors;

● reviewing and approving compensation (including equity-based compensation) for our directors;

● overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the board of directors; and

● reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the board of directors for approval.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

● each of our directors and executive officers; and

● each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Principal Shareholders:	Ordinary Shares Beneficially Owned Prior to This Offering	Shares Beneficially Owned After This Offering
Customized Genie (Hainan) Holding Group Co., Ltd.	99.065%
Xiamen Zhangrui Investment Partnership (Limited Partnership)	0.885%
Xiamen Oulie Investment Partnership (Limited Partnership)	0.05%

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of six (6) months from the effective date of this registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the date of this prospectus, without the prior written consent of the presentative. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting.”

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

● 1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

● the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

In connection with this offering, we will enter into an underwriting agreement with , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to seven percent (7%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (7%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $   .Such accountable out-of-pocket expenses include no more than $ in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $ and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $ , background checks expenses not to exceed $     , and DTC eligibility fees and expenses not to exceed $    . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $     .

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter: may not engage in any stabilization activity in connection with our securities.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JLZQ HOLDINGS LIMITED AND SUBSIDIARIES

Note 1 – Organization and Nature of Business

JLZQ Holdings Limited (the “Company”) is a company incorporated in the Cayman Islands and is engaged in the wholesale of alcoholic beverages.

Note 2 – Summary of Significant Accounting Policies

Unaudited Interim Financial Information

The condensed consolidated financial statements of the Company included in this quarterly report have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and are unaudited. Certain information and footnote disclosures that would ordinarily be included in financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) have been condensed or omitted in this quarterly report in accordance with the relevant rules and regulations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from these estimates, and such differences could be significant.

This unaudited consolidated pro forma financial information is for informational purposes only. These unaudited consolidated pro forma adjustments are based on preliminary estimates, currently available information, and certain assumptions, and may be revised as more information becomes available. Furthermore, this unaudited pro forma financial information does not reflect any adjustments for non-recurring items or expected synergies from the acquisition.

JLZQ Holdings Limited AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEP 30, 2025 AND DEC 31, 2024

(UNAUDITED)

Total Assets

As of December 31, 2024, total assets amounted to USD 736,200.09.

As of September 30, 2025, total assets increased to USD 1,588,117.22, representing a significant growth compared to the prior period.

Current Assets

As of December 31, 2024, total current assets were USD 654,516.09, primarily consisting of:

Cash and cash equivalents: USD 17,903.07

Accounts receivable: USD 5,419.44

Other receivables: USD 326,998.34

Prepayments: USD 304,195.23

As of September 30, 2025, total current assets increased to USD 1,529,561.37, primarily consisting of:

Cash and cash equivalents: USD 15,305.66

Accounts receivable: USD 2,430.56

Other receivables: USD 1,162,438.02

Prepayments: USD 349,387.13

The increase in current assets was mainly attributable to a significant rise in other receivables, reflecting increased business transactions and advances.

Non-Current Assets

As of December 31, 2024, net fixed assets amounted to USD 66,680.11.

As of September 30, 2025, net fixed assets decreased to USD 48,063.07, primarily due to depreciation and limited new capital expenditures.

Total Liabilities

As of December 31, 2024, total liabilities were USD 1,137,404.42.

As of September 30, 2025, total liabilities increased to USD 1,197,732.99.

All liabilities during both periods were current liabilities, with no long-term borrowings.

As of December 31, 2024, current liabilities consisted of:

Accounts payable: USD 59,990.71

Contract liabilities (advance receipts): USD 88,575.36

Other payables: USD 988,838.35

As of September 30, 2025, current liabilities consisted of:

Accounts payable: USD 64,472.42

Contract liabilities: USD 39,351.85

Other payables: USD 1,093,908.72

The increase in total liabilities was primarily driven by higher other payables.

Shareholders’ Equity

As of December 31, 2024, shareholders’ equity was negative at USD (401,204.33), reflecting accumulated losses and capital structure conditions.

As of September 30, 2025, shareholders’ equity improved significantly to USD 390,384.23, mainly due to capital injections and improved operating results.

JLZQ Holdings Limited AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

AS OF SEP 30, 2025 AND DEC 31, 2024

(UNAUDITED)

Revenue

For the fiscal year ended December 31, 2024, total revenue from principal operations amounted to USD 184,226.04.

For the nine months ended September 30, 2025, total revenue from principal operations was USD 52,886.04.

The decrease in revenue for the nine-month period ended September 30, 2025, compared to the prior fiscal year, was primarily attributable to changes in business structure and market conditions.

Cost of Revenue and Taxes

For the year ended December 31, 2024:

Cost of revenue: USD 100,580.61

Business-related taxes and surcharges: USD 138.36

For the nine months ended September 30, 2025:

Cost of revenue: USD 10,096.01

Business-related taxes and surcharges: USD 28.58

Gross Profit

Gross profit for the year ended December 31, 2024 was USD 83,507.07.

Gross profit for the nine months ended September 30, 2025 was USD 42,761.44.

Operating Expenses

For the year ended December 31, 2024:

Selling expenses: USD 233,068.78

General and administrative expenses: USD 439,506.60

Financial expenses: USD 123.26

For the nine months ended September 30, 2025:

Selling expenses: USD 101,050.16

General and administrative expenses: USD 380,215.99

Financial expenses: USD 230.74

Operating Loss

Operating loss for the year ended December 31, 2024 was USD (589,191.57).

Operating loss for the nine months ended September 30, 2025 was USD (438,735.44).

Non-Operating Income and Expenses

For the year ended December 31, 2024:

Other income: USD 74.06

For the nine months ended September 30, 2025:

Other income: USD 1,021.91

Other expenses: USD 1,253.47

Net Loss

Net loss for the year ended December 31, 2024 was USD (589,117.52).

Net loss for the nine months ended September 30, 2025 was USD (438,967.00).

INFORMATION NOT REQUIRED IN A PROSPECTUS

Signature

Pursuant to the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on December 10, 2025.

JLZQ Holdings Limited

By: Wei Chen

Name: Wei Chen

Title: Chairman